Exhibit 99.1
Sun New Media Reappoints Bernstein & Pinchuk as the
Company’s Independent Auditor
New York, December 6, 2006 (PR NEWSWIRE) — Sun New Media, Inc. (OTC Bulletin Board: SNMDE), a Chinese Internet based marketing, information and transactional services company linking businesses with businesses, today announced that it has accepted the resignation of Grant Thornton, Hong Kong as its independent auditors and reappointed Bernstein & Pinchuk LLP as its independent auditors.
     On September 13, 2006 Sun New Media, Inc. (the “Company”) announced that it had engaged Grant Thornton, Hong Kong (“GTHK”) as its new independent auditors. After preliminary consultations with GTHK, on November 13, 2006, the Company announced that its previously released financial statements could not be relied upon and that the Company would be restating certain historical financial statements. Specifically, the Company noted the following non-cash issues (the “Issues”):
•	Accounting for business combinations, where historically the Company recorded the cost of the transactions using the fair market value of the acquired assets and GTHK advised that the Company restate the financial statements to reflect use of the quoted stock market price. Substantially all of the Company’s acquisitions have been paid using consideration in the form of the Company’s stock.

•	Expensing of stock-based compensation, where historically the Company recorded expenses for stock based compensation that had been anticipated to be granted in a future period, but not yet granted. GTHK advised that the Company reverse this accrual in the period ending March 31, 2006.

•	GTHK advised that the Company adjust the allocation of the interest expense associated with the beneficial conversion feature and the attached warrants of the Company’s convertible debt.
     After further review of the Issues and in consultation with Bernstein & Pinchuk LLP (“B&P”), the Company’s immediate prior independent auditors, the Company has determined that its previous accounting treatment was correct and that its announcement of November 13, 2006, which was made in conjunction with the required Securities and Exchange Commission (“SEC”) filing deadline, was premature. GTHK does not agree with the Company’s conclusion. As a result of this disagreement, the Company has accepted the resignation of GTHK as its independent accountants effective as of November 30, 2006. However, it is the mutual understanding between the Company and GTHK that, after the completion of the audit for the current fiscal year, both parties will explore the possibility of reappointing GTHK as the independent auditors, with any such appointment being subject to resolution of any disagreements regarding accounting treatment and GTHK’s then applicable new client acceptance processes.
     Because it was only recently appointed, GTHK has not issued any report on the Company’s financial statements to date. However, if unresolved, the issues would have caused GTHK to make reference to such matters in any report issued by GTHK.
     Effective as of December 5, 2006, the Company has re-engaged B&P as its independent auditors. The Company’s decision to re-engage B&P was approved by its board of directors. Prior to re-engaging B&P as the Company’s independent accountant, the Company consulted with B&P regarding the Issues. The Company has authorized GTHK to respond fully to any inquiries of B&P regarding the Issues.
     The Company is working diligently with B&P to complete and file its September 30, 2006 quarterly financial statements with the SEC. The Company will provide additional detailed information in its quarterly filing and during the Company’s quarterly conference call.

About Sun New Media Inc.
Sun New Media is a leading Chinese multi-media powered marketing and channel management company. Sun New Media builds e-enabled distribution systems, transaction platforms and business communities in fast growing Chinese vertical markets, connecting buyers and sellers with a suite of turnkey digital media, e-commerce, and information management solutions. Companies leverage Sun New Media’s web-based business media communities to access vital industrial intelligence and forge trading relationships with suppliers and buyers that promote cost efficiencies and increased distribution reach. Learn more at www.sunnewmedia.net
This press release includes statements that may constitute “forward-looking” statements, usually containing the word “believe,” “estimate,” “project,” “expect,” “plan,” “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Sun New Media’s product and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to Sun New Media’s business are set forth in Sun New Media’s Annual Report on Form 10-KSB, and other reports filed by the Company from time to time with the Securities and Exchange Commission. By making these forward-looking statements, Sun New Media disclaims any obligation to update these statements for revisions or changes after the date of this release.
CONTACT
Tom Schuler, CFO of Sun New Media, Inc.
(317) 379-8255